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                                                                 Exhibit 23(b)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4 333-100464) of Aon Corporation and to the incorporation by reference therein of our report dated February 12, 2002 (except for Note 1, as to which the date is August 14,
2002), with respect to the consolidated financial statements and the related financial statement schedules (as restated) of Aon Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 11, 2002